UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2020, Replimune Group, Inc. (“Replimune”) announced the appointment of Andrea Pirzkall as its Chief Medical Officer. In connection with her appointment as Replimune’s Chief Medical Officer, Replimune and Dr. Pirzkall entered into an employment agreement dated May 22, 2020 (the “Employment Agreement”). From July 20, 2020 until August 31, 2020, Dr. Pirzkall is expected to be employed by Replimune on a part-time basis and will be paid an hourly rate of $204 in accordance with Replimune’s normal payroll practices. Beginning on August 31, 2020 (the “Full-time Date”), Dr. Pirzkall is expected to begin full-time employment and receive an initial annual base salary of $425,000. After the Full-time Date, Dr. Pirzkall will be eligible for an annual discretionary bonus, based upon the attainment of certain individual and corporate performance goals established and approved by Replimune. The target amount of Dr. Pirzkall’s annual discretionary bonus is 40% of her annualized base salary. Dr. Pirzkall will be eligible for reimbursement for reasonable travel expenses to Replimune’s offices in the Boston, Massachusetts metropolitan area for a period of two years after the Full-time Date, and reasonable relocation expenses upon Dr. Pirzkall’s relocation to the Boston, Massachusetts metropolitan area.

In accordance with the Employment Agreement, on July 20, 2020, Replimune granted Dr. Pirzkall a nonqualified stock option to purchase up to 300,000 shares of Replimune’s common stock, $0.001 par value per share (the “Common Stock”), at a purchase price per share equal to the closing price per share of the Common Stock on the Nasdaq Global Select Market on the grant date. The option will vest and become exercisable over four years, with 25% vesting and becoming exercisable on the first anniversary of the grant date and the remainder vesting and becoming exercisable monthly for three years thereafter. The Employment Agreement also provides for customary terms of benefits afforded to Dr. Pirzkall, including the ability to participate in various group insurance plans, reimbursement for necessary and reasonable business expenses and paid time off.

If Dr. Pirzkall’s employment is terminated by Replimune without Cause or by Dr. Pirzkall for Good Reason, in each case, after the Full-time Date, and provided that Dr. Pirzkall delivers an effective release of claims in favor of Replimune and all related parties (“Release”), Dr. Pirzkall will be entitled to receive: (i) an amount equal to 0.75 times her annual base salary, with payment made in installments over a nine-month period following termination in accordance with Replimune’s normal payroll practices; and (ii) reimbursement on a monthly basis for the COBRA premiums that Dr. Pirzkall pays for continued health care coverage under Replimune’s group health plans for herself and her dependents (the “COBRA Reimbursements”). Replimune will pay the COBRA Reimbursements until the earliest to occur of (x) the end of the nine-month period following Dr. Pirzkall’s termination date, (y) the date Dr. Pirzkall becomes eligible for group health insurance coverage through a subsequent employer, and (z) the date Dr. Pirzkall ceases to be eligible for COBRA coverage for any reason, including her ceasing to pay the applicable COBRA premiums. Additionally, in the event that Dr. Pirzkall’s employment is terminated without Cause or by Dr. Pirzkall for Good Reason on or within one year following a Change of Control, provided that Dr. Pirzkall delivers an effective Release, Dr. Pirzkall will be entitled to receive (A) an amount equal to her annual base salary, plus her target annual discretionary bonus for the year of termination, with payment made in installments over a 12-month period following termination in accordance with Replimune’s normal payroll practices; and (B) the COBRA Reimbursements until the earliest to occur of (x) the end of the one year period following Dr. Pirzkall’s termination date, and (y) a Disqualifying Event. Further, the Employment Agreement provides that, in the event that Dr. Pirzkall becomes entitled to receive payments that constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the aggregate present value of such payments will be reduced only if such reduction will provide Dr. Pirzkall with a greater net after-tax benefit than would no reduction.

Pursuant to the Employment Agreement, Dr. Pirzkall is subject to customary non-competition and non-solicitation covenants during the term of her employment and for a period of one year thereafter. Dr. Pirzkall is also subject to customary confidentiality restrictions.

The foregoing summary of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which we intend to file as an exhibit to our quarterly report on From 10-Q for the quarter ended June 30, 2020. Capitalized terms used above without definition have the meanings given to such terms in the Employment Agreement.

Prior to joining Replimune, Dr. Pirzkall, age 50, served as Executive Director, Clinical Development at BeiGene, Ltd. from August 2017 to July 2020, where she focused on the development of anti-PD-1 therapies and served on the BeiGene, Ltd./Celgene Corporation joint development committee. From September 2007 to August 2017, Dr. Pirzkall held various positions of increasing responsibility at Genentech, Inc., starting as an Assistant Medical Director and rising to become Principal Medical Director, where she led the development of several novel biologic agents. From 2002 to 2003, she served part-time as Director, Clinical Affairs at DxTx Medical, Inc., a medical device company. From 2001 to 2012, Dr. Pirzkall was an Associate Adjunct Professorship of Radiation Oncology, Radiology, and Neurosurgery at the University of California, San Francisco, where she completed a fellowship in Radiation Oncology and Medical Physics. Dr. Pirzkall obtained her M.D. from Friedrich-Schiller University and completed her residency and dissertation in Radiation Oncology at Ruprecht-Karls University & German Cancer Research Center.

There are no family relationships between Dr. Pirzkall and any director, executive officer or person nominated or chosen by Replimune to become a director or executive officer of Replimune within the meaning of Item 401(d) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”). Since the beginning of Replimune’s last fiscal year, Replimune has not engaged in any transaction in which Dr. Pirzkall had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: July 22, 2020	By:	/s/ Jean Franchi
Jean Franchi
Chief Financial Officer